UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 14, 2007

Solomon Technologies, Inc.
(Exact name of registrant as specified in its charter)

Delaware	000-50532	52-1812208
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1400 L & R Industrial Boulevard
Tarpon Springs, Florida 34689
(Address of principal executive offices, zip code)

Registrant's telephone number, including area code: (727) 934-8778

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

Forward-Looking Statements:
Some of the statements in this report are forward-looking statements that involve risks and uncertainties. These forward-looking statements include statements about our plans, objectives, expectations, intentions and assumptions that are not statements of historical fact. You can identify these statements by the following words:

- "may"
- "will"
- "should"
- "estimates"
- "plans"
- "expects"
- "believes"
- "intends"

and similar expressions. We cannot guarantee our future results, performance or achievements. Our actual results and the timing of corporate events may differ significantly from the expectations discussed in the forward-looking statements. You are cautioned not to place undue reliance on any forward-looking statements. Potential risks and uncertainties that could affect our future operating results include, but are not limited to, the risks identified and discussed from time to time in our filings with the Securities and Exchange Commission.

Item 4.02. Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Compiled Interim Review

In connection with the preparation and filing of the Company’s Form 10-QSB for the quarter ended June 30, 2007, the Company noted certain errors related to its interim financial statements for the three months ended March 31, 2007 which were included in the Company’s Form 10-QSB for the period ended March 31, 2007. The errors related to the application of accounting principles for the Company’s convertible debentures.

The required restatement decreased non-cash interest expense and decreased net loss in the net amount of $1,250,668 for the three months ended March 31, 2007 and had no effect on the Company's reported cash flows from operations. In connection with this restatement, the Company has also reclassified deferred debt costs in the amount of $1,005,787 related to the convertible debentures from a debt discount to an asset account.

During the three months ended March 31, 2007, the Company had recorded non-cash interest expense associated with the value of imbedded conversion features in the amount of $2,255,929, which have been restated and recorded as a discount to the convertible debentures and amortized over the term of the convertible debentures, in accordance with EITF 00-27, "Application of Issue No. 98-5 to Certain Convertible Instruments".

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SOLOMON TECHNOLOGIES, INC.
(Registrant)

Dated: August 17, 2007	By:	/s/ Gary G. Brandt
Gary G. Brandt
Chief Executive Officer